As filed with the U.S. Securities and Exchange Commission on April 22, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Elmet Group Co.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3490	33-1881598
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Portland Fish Pier
Suite 214
Portland, ME 04101
(207) 518-6791
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter V. Anania
Chief Executive Officer
The Elmet Group
2 Portland Fish Pier
Suite 214
Portland, ME 04101
(207) 518-6791
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Adam Berkaw, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	David J. Kaufman, Esq. Eileen Duffy Robinett, Esq. Thompson Coburn LLP 55 East Monroe Street Chicago, IL 60603 Phone: (312) 346-7500

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-294725)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by The Elmet Group Co. (the “Registrant”) by 1,642,857 shares, 214,286 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-294725) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on April 23, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm
23.2	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on April 22, 2026.

The Elmet Group Co.

By:	/s/ Peter V. Anania
Name:	Peter V. Anania
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Peter V. Anania	Chief Executive Officer and Chairman	April 22, 2026
Peter V. Anania	(Principal Executive Officer)

/s/ Michael Lee	Chief Financial Officer (Principal Financial Officer and	April 22, 2026
Michael Lee	Principal Accounting Officer)

/s/ Scott Knoll	Director	April 22, 2026
Scott Knoll

/s/ Kimberly Anania	Director	April 22, 2026
Kimberly Anania

/s/ John Chandler	Director	April 22, 2026
John Chandler

/s/ Brian Deveaux	Director	April 22, 2026
Brian Deveaux

/s/ W. Jacob Homiller	Director	April 22, 2026
W. Jacob Homiller

/s/ Kathie Leonard	Director	April 22, 2026
Kathie Leonard

/s/ Mark Miklos	Director	April 22, 2026
Mark Miklos

/s/ Peter Woodward	Director	April 22, 2026
Peter Woodward

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